UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

[Missing Graphic Reference]
Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2009

Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

001-33362
(Commission File Number)
New York	22-1659359
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Address of principal executive offices, with zip code)
(908) 766-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 9, 2009, Hooper Holmes, Inc. (the “Company”) entered into a three year Loan and Security Agreement (the “Loan and Security Agreement”) with TD Bank, N.A. (“TD Bank”) which expires on March 8, 2012.  Capitalized terms used and not otherwise defined herein have the meanings set forth in the Loan and Security Agreement.

The Loan and Security Agreement provides the Company with a revolving line of credit, the proceeds of which are to be used for general working capital purposes.  Under the terms of the Loan and Security Agreement, TD Bank has agreed to make revolving credit loans to the Company in an aggregate principal at any one time outstanding which, when combined with the aggregate undrawn amount of all unexpired letters of credit, does not exceed 85% of Eligible Receivables, provided that in no event can the aggregate amount of the revolving credit loans and letters of credit outstanding at any time exceed $15 million.

TD Bank, in its sole discretion based upon its reasonable credit judgment, may (A) establish and change reserves required against Eligible Receivables, (B) change the advance rate against Eligible Receivables or the fair market value of the Company’s corporate headquarters, and (C) impose additional restrictions to the standards of eligibility for Eligible Receivables, any of which could reduce the aggregate amount of indebtedness that may be incurred under the Loan and Security Agreement.

Borrowings of revolving credit loans shall take the form of LIBOR rate advances with the applicable interest rate being the greater of 1% per annum or the LIBOR rate, plus 3.5%.

In connection with the Loan and Security Agreement the Company paid closing fees of $0.2 million to the lender.  The Company is also obligated to pay, on a monthly basis in arrears, an unused line fee (usage fee) equal to 1% per annum on the difference between $15 million and the sum of the average outstanding principal balance of cash advances under the revolving credit line and the average daily aggregate undrawn portion of all outstanding letters of credit for the preceding month.  In addition, the Company is required to pay an annual loan fee of $0.1 million.

The Loan and Security Agreement is secured by all existing and after-acquired property of the Company and its subsidiary guarantors, including its receivables (which are subject to a lockbox account arrangement), inventory and equipment.  As further security, the Company has granted TD Bank a mortgage lien encumbering the Company’s corporate headquarters.  In addition, the obligations are secured under the terms of security agreements and guarantees provided by all of the Company’s subsidiaries.

The Loan and Security Agreement contains covenants that, among other things, restrict the Company’s ability, and that of its subsidiaries, to:

•	pay any dividends or distributions on, or purchase, redeem or retire any shares of any class of its capital stock or other equity interests;

•	incur additional indebtedness;

•	sell or otherwise dispose of any of its assets, other than in the ordinary course of business;

•	create liens on its assets;

•	enter into any sale and leaseback transactions; and

•	enter into transactions with any of its affiliates on other than an arm’s-length or no less favorable basis.

The Loan and Security Agreement also contains a financial covenant, which requires the Company to maintain a fixed charge coverage ratio measured on a trailing 12-month basis of no less than 1.1 to 1.0 as of January 31, 2010, and as of the end of each of the Company’s fiscal quarters thereafter.

Failure to comply with any of the covenants or the breach of any of the representations and warranties contained in the Loan and Security Agreement constitutes an event of default under the agreement.  In addition, the Loan and Security Agreement provides that “Events of Default” include the occurrence or failure of any event or condition that, in TD Bank’s sole judgment, could have a material adverse effect (i) on the business, operations, assets, management, liabilities or condition of the Company, (ii) in the value of or the perfection or priority of TD Bank’s lien upon the Collateral, or (iii) in the ability of the Company to perform under the Loan and Security Agreement.

Borrowings under the Loan and Security Agreement mature on the earlier of (i) March 8, 2012 or (ii) upon termination of the Loan and Security Agreement.  The Company may prepay any revolving credit loan, in whole or in part.  The Company may also terminate the Loan and Security Agreement, provided that on the date of such termination all of its obligations are paid in full.  The Company will be required to pay an early termination fee equal to $0.3 million if the termination occurs prior to the first anniversary of the date the Loan and Security Agreement, $0.2 million if termination occurs after the first anniversary but prior to the second anniversary, and $0.1 million if termination occurs after the second anniversary, but prior to the Loan and Security Agreement expiration date.

The foregoing description of the Loan and Security Agreement is qualified in its entirety by reference to the full text of the Loan and Security Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

    On March 9, 2009, in connection with the effectiveness of the Loan and Security Agreement referred to in Item 1.01 above, the Company terminated its Loan and Security Agreement dated October 10, 2006 with CitiCapital Commercial Corporation (“CitiCapital”).  The revolving credit facility provided under the agreement with CitiCapital was, by its terms, scheduled to expire on October 10, 2009.

Item 2.02. Results of Operations and Financial Condition.

On March 13, 2009, the Company announced its results of operations and financial condition for the quarter and the year ended December 31, 2008.  The press release containing this announcement is furnished as Exhibit 99.1 hereto.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement dated March 9, 2009 by and among the Company and TD Bank
99.1	Press release issued by the Company dated March 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Date: March 13, 2009	By:	/s/ Michael J. Shea
Michael J. Shea
Senior Vice President, Chief Financial and Accounting Officer